Exhibit 4.1

                                                   13% SENIOR SUBORDINATED NOTES
                                                                  2000 INDENTURE


                          SECOND SUPPLEMENTAL INDENTURE

          SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of November 17, 2005, among Pliant Corporation, a corporation incorporated under the laws of the State of Utah (the "Company"), as issuer, the Note
Guarantors listed on the signature pages hereto (the "Guarantors"), as guarantors, and The Bank of New York, a banking corporation organized under the laws of the State of New York (the "Trustee"), as trustee.


                              W I T N E S S E T H:

          WHEREAS, the Company, the Guarantors and the Trustee have heretofore entered into an Indenture, dated as of May 31, 2000, as amended by a First Supplemental Indenture thereto dated as of July 16, 2001 and an additional supplemental indenture thereto, also designated as a First Supplemental Indenture, dated as of November 4, 2005 (as amended, the "Existing Indenture"), relating to the Company's outstanding 13% Senior Subordinated Notes due 2010 (the "Notes");

          WHEREAS, the Company has solicited consents from Holders of the Notes to certain amendments (the "Amendments") to the Existing Indenture which are set forth in this Supplemental Indenture;

          WHEREAS,   the  Company  has  received  the  written  consent  to  the
Amendments from Holders of a majority in aggregate principal amount of the outstanding Notes; and

          WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of Holders of the Notes as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. DEFINITIONS.

          The Existing Indenture together with this Supplemental Indenture are hereinafter sometimes collectively referred to as the "Indenture." For the avoidance of doubt, references to any "Section" of the "Indenture" refer to such Section of the Existing Indenture as supplemented and amended by this Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Existing Indenture and are used herein with the same meanings as in the Existing Indenture. If a capitalized term is defined in the Existing Indenture and this Supplemental Indenture, the definition in this Supplemental Indenture shall apply to the Indenture and the Notes.

                                   ARTICLE II

                                   AMENDMENTS

     Section 2.01. AMENDMENT TO DEFINITION OF SENIOR INDEBTEDNESS.

     The definition of the term "Senior Indebtedness" set forth in Section 1.01 of the Existing Indenture is hereby deleted in its entirety and replaced with the following:

                         "Senior  Indebtedness"  of  the  Company  or  any  Note
                    Guarantor,  as the  case may be,  means  the  principal  of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Note Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and all other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Note Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities or such Note Guarantor's Note Guarantee, provided, however, that Senior Indebtedness shall not include: (a) any obligation of the Company to any Subsidiary of the Company or of any Note Guarantor to the Company or any other Subsidiary of the Company, (b) any liability for Federal, state, local or other taxes owed or owing by the Company or any Note Guarantor, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) except with respect to any Indebtedness Incurred pursuant to the Credit Agreement, any Indebtedness or obligation of the Company or any Note Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in right of payment to any other Indebtedness or obligation of the Company or such Note Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of this Indenture, unless such Indebtedness was Incurred based on an Officers' Certificate of the Company (delivered in good faith after reasonable investigation) to the effect that the Incurrence of such Indebtedness did not violate the provisions of this Indenture.

     Section 2.02. AMENDMENT TO LIMITATION ON INDEBTEDNESS.

          Clause (xii) of Section 4.03(b) of the Existing Indenture is hereby deleted in its entirety and replaced with the following:


                         (xii) Indebtedness of the Company and its Restricted Subsidiaries (in addition to Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (xii) and then outstanding, shall not exceed $65.0 million.

     Section 2.03. AMENDMENT TO ANTI-LAYERING COVENANT.

     Clause (c) of Section 4.03 of the Existing Indenture is hereby deleted in its entirety and replaced with the following:


                         (c) Notwithstanding the foregoing, the Company shall not incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. The Company shall not Incur any Indebtedness pursuant to Section 4.03(a) or 4.03(b) if such Indebtedness is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is Incurred pursuant to the Credit Agreement or is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien, except for Senior Subordinated Indebtedness and Subordinated Obligations secured by Liens on the assets of any entity existing at the time such entity is acquired by, and becomes a Restricted Subsidiary of, the Company, whether by merger, consolidation, purchase of assets or otherwise, provided that such Liens (x) are not created, incurred or assumed in connection with, or in contemplation of such entity being acquired by the Company and (y) do not extend to any other assets of the Company or any of its Subsidiaries. A Note Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in right of payment to any Senior Indebtedness of such Note Guarantor unless such Indebtedness is Incurred pursuant to the Credit Agreement or is Senior Subordinated Indebtedness of such Note Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Note Guarantor. In addition, a Note Guarantor shall not Incur any Secured Indebtedness that is not Senior Indebtedness of such Note Guarantor unless contemporaneously therewith effective provision is made to secure the Note Guarantee of such Note Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Note Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien, except for Senior Subordinated Indebtedness and Subordinated Obligations of such Note Guarantor secured by Liens on the assets of any entity existing at the time such entity is acquired by such Note Guarantor, whether by merger, consolidation, purchase of assets or otherwise, provided that such Liens (x) are not created, incurred or assumed in connection with or in contemplation of such assets being acquired by such Note Guarantor and (y) do not extend to any other assets of the Company or any of its Subsidiaries.

                                   ARTICLE III

                                  MISCELLANEOUS

     Section 3.01. EFFECTIVENESS AND OPERATION OF SUPPLEMENTAL INDENTURE

          (a) This Supplemental Indenture shall be effective upon execution hereof by the Company, the Guarantors and the Trustee. From and after such date, the Amendments set forth herein shall be deemed to have modified the applicable sections, or portions thereof, or clauses of the Existing Indenture.

          (b) The Existing Indenture shall be read together with this Supplemental Indenture and shall have the same effect over the Notes in the same manner as if the provisions of the Existing Indenture and this Supplemental Indenture were contained in the same instrument.

          (c) In all other respects, the Existing Indenture is confirmed by the parties hereto as supplemented by the terms of this Supplemental Indenture.

          (d) In the event that there is a conflict or inconsistency between the Existing Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

     Section 3.02. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the TIA, the required provision shall control. If any provision of this Supplemental Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Supplemental Indenture as so modified. If any provision of this Supplemental Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Supplemental Indenture.

     Section 3.03. GOVERNING LAW.

          THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 3.04. COUNTERPARTS.

          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 3.05. SUCCESSORS.

          All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

     Section 3.06. SEVERABILITY.

          In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.07. EFFECT OF HEADINGS.

          The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 3.08. TRUSTEE.

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                PLIANT CORPORATION


                                By: /s/  Joseph Kwederis
                                    -----------------------------------------
                                    Joseph Kwederis
                                    Senior Vice President and Chief Financial
                                    Officer


                                GUARANTORS:


                                PLIANT CORPORATION INTERNATIONAL
                                PLIANT FILM PRODUCTS OF MEXICO, INC.
                                PLIANT SOLUTIONS CORPORATION
                                UNIPLAST HOLDINGS, INC.
                                UNIPLAST U.S., INC.



                                By: /s/  Joseph Kwederis
                                    -----------------------------------------
                                    Joseph Kwederis
                                    Executive Vice President and Chief Financial
                                    Officer


                              PLIANT PACKAGING OF CANADA, LLC



                                By: /s/  Harold Bevis
                                    -----------------------------------------
                                    Harold C. Bevis
                                    President


                                THE BANK OF NEW YORK,
                                as Trustee


                                By: /s/  Jeremy Finkelstein
                                    -----------------------------------------
                                    Name:  Jeremy Finkelstein
                                    Title:  Assistant Vice President